Exhibit 99.1

Zymeworks Outlines Strategic Priorities and Outlook for 2025 and 2026

•	Investigational new drug (IND) applications for initiating first-in-human studies for ZW220 and ZW251 in solid tumors anticipated in 2025

•	IND applications for initiating first-in-human studies for ZW209 and ZW1528 anticipated in 2026

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Phase 3 HERIZON-GEA-01 top-line results for Ziihera® (zanidatamab-hrii) in first-line HER2-positive gastroesophageal adenocarcinoma (GEA) are expected 2Q-2025, with potential supplemental biologics license application (sBLA) by Jazz Pharmaceuticals later in 2025

•	Potential regulatory decisions in EU and China for approval of zanidatamab in second-line biliary tract cancer (BTC) as early as 2Q-2025

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Cash, cash equivalents, and marketable securities of approximately $324 million (unaudited) as of December 31, 2024, which when combined with certain anticipated regulatory milestone payments, provide projected cash runway into 2H-2027

•	Company well-positioned for further progress and expansion of R&D pipeline into autoimmune and inflammatory diseases (AIID) and hematological cancers

•	Company to present on Thursday, January 16, 2024 at 08:15 a.m. PT at the J.P. Morgan Annual Healthcare Conference

Vancouver, British Columbia (January 08, 2025) – Zymeworks Inc. (Nasdaq: ZYME), a clinical-stage biotechnology company developing a diverse pipeline of novel, multifunctional biotherapeutics to improve the standard of care for difficult-to-treat diseases, including cancer, inflammation, and autoimmune disease, today provided an update on key strategic priorities for 2025 and 2026.

“2024 was a pivotal year for Zymeworks, marked by the first FDA approval of our internally developed product, zanidatamab, significant clinical progress with our novel, antibody-based therapeutic candidates in solid tumors and advancements in our emerging preclinical pipeline,” said Kenneth Galbraith, Chair and Chief Executive Officer of Zymeworks. “With critical R&D milestones achieved approximately eighteen months ahead of our initial timelines, a strong financial position and the operational capabilities to advance multiple programs in solid tumors, hematological oncology, and autoimmune and inflammatory diseases, we are well-positioned to execute against our strategic priorities over the next two years, and continue addressing potential treatment options for some of the most challenging and complex diseases.”

Key 2024 Accomplishments:

•	First-in-human global studies initiated for ZW171, a 2+1 trivalent T cell engager targeting mesothelin-expressing solid tumors (NCT06523803);

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First-in-human global studies initiated for ZW191, an antibody-drug conjugate (ADC) engineered to target folate receptor-α utilizing our novel proprietary topoisomerase 1 inhibitor (TOPO1i) payload, ZD-06519 (NCT06555744);

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U.S. Food and Drug Administration (FDA) granted accelerated approval of Ziihera® (zanidatamab-hrii) 50mg/mL for injection for intravenous use for the treatment of adults with previously-treated, unresectable or metastatic HER2-positive (IHC 3+) second-line BTC;

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Nominated the fifth product in the Company’s ‘5 by 5’ R&D program, ZW209, a novel DLL3-targeting trispecific T cell engager incorporating co-stimulation that leverages Zymeworks’ clinically validated technology platform, Azymetric™, with a planned IND application in 1H-2026;

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Nominated the first product from our ADVANCE research strategy, ZW1528, the Company’s first development candidate in AIID, which demonstrates dual blockade of two complementary pathways of respiratory inflammation and offers potential benefit in mixed-type chronic obstructive pulmonary disease (COPD) with a planned IND application in 2H-2026;

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Through a series of publications and presentations, outlined additional preclinical data supporting the potential therapeutic benefit of clinical programs and IND candidates in our solid tumor R&D portfolio (ZW171, ZW191, ZW220, ZW251 and ZW209) and our proprietary TOPO1i payload, ZD-06519;

•	Strengthened our board of directors through the addition of three new members, Dr. Alessandra Cesano, Dr. Neil Gallagher, and Mr. Scott Platshon;

•	Strengthened our leadership team through the addition of Ms. Leone Patterson as Chief Business and Financial Officer; and

•	Successfully completed $30 million of share repurchases under the Company’s Share Repurchase Program announced in August 2024.

2025 and 2026 Priorities and Anticipated Milestones

Clinical Development of Wholly-Owned Solid Tumor Pipeline (‘5 by 5’)

•	Advance ZW171 and ZW191 in solid tumors in ongoing Phase 1 trials; and

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Continue to drive the progression of the broad and differentiated product pipeline of ADCs and multispecific antibody therapeutics (MSATs) developed pursuant to the ‘5 by 5’ R&D program, targeting completion of all five IND applications by the end of 1H-2026.

ADVANCE R&D Program

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Leverage Zymeworks’ proprietary platforms to expand our ADVANCE R&D strategy and diversify our pipeline within and beyond solid tumor indications with additional therapeutic indications such as AIID and hematological cancers;

•	Submission of first IND application in AIID expected in 2H-2026 for ZW1528, focused in COPD patients;

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Continue to drive product innovation with increased novelty in targets, and unique mechanisms of action through bispecific or biparatopic ADCs, dual-payload ADCs, multi-specific immune cell engagers and immune-oncology; and

•	Continue to actively share peer-reviewed publications and data across preclinical and clinical programs.

Ziihera® (zanidatamab-hrii)

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Our partner Jazz Pharmaceuticals is expected to report top-line results from the Phase 3 HERIZON-GEA-01 trial evaluating zanidatamab in HER2-positive GEA in 2Q-2025 with potential for submission for a sBLA in first-line GEA later in 2025;

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A BLA for zanidatamab in second-line BTC was accepted for review by the Center for Drug Evaluation of the National Medical Products Administration in China in 2024 and potential approval is anticipated as early as 2H-2025; and

•	The European Medicines Agency validated the marketing authorization application for zanidatamab in second-line BTC in 2024 and potential approval is anticipated as early as 2Q-2025.

Updated Cash Runway Guidance

As of December 31, 2024, the Company had cash resources of approximately $324 million (unaudited), consisting of cash, cash equivalents, and marketable securities, not including a $25 million milestone payment earned in 4Q-2024 from Jazz Pharmaceuticals which is expected to be received in 1Q-2025. Based on current operating plans and assuming receipt of certain anticipated regulatory milestones, we continue to expect our existing cash resources, when combined with such anticipated milestone payments, will enable us to fund planned operations into 2H-2027.

J.P. Morgan Healthcare Conference Presentation and Webcast

Management will participate in the J.P. Morgan Annual Healthcare Conference taking place in San Francisco, California, from January 13-16, 2025, and present on January 16 at 8:15 am PT. The presentation and webcast will be available on Zymeworks’ website.

About Zymeworks Inc.

Zymeworks is a global clinical-stage biotechnology company committed to the discovery, development, and commercialization of novel, multifunctional biotherapeutics. Zymeworks’ mission is to make a meaningful difference in the lives of people impacted by difficult-to-treat conditions such as cancer, inflammation, and autoimmune disease. The Company’s complementary therapeutic platforms and fully integrated drug development engine provide the flexibility and compatibility to precisely engineer and develop highly differentiated antibody-based therapeutic candidates. Zymeworks engineered and developed zanidatamab, a HER2-targeted bispecific antibody using the Company’s proprietary Azymetric™ technology. Zymeworks has entered into separate agreements with BeiGene, Ltd. (BeiGene) and Jazz Pharmaceuticals Ireland Limited (Jazz Pharmaceuticals), granting each exclusive rights to develop and commercialize zanidatamab in different territories. The U.S. FDA granted accelerated approval of Ziihera® (zanidatamab-hrii) 50mg/mL for injection for intravenous use for the treatment of adults with previously-treated, unresectable or metastatic HER2-positive (IHC 3+) second-line biliary tract cancer (BTC). Ziihera® is the first and only dual HER2-targeted bispecific antibody approved for HER2-positive BTC in the U.S. Zanidatamab is currently under regulatory review in the EU and China for second-line BTC and is being evaluated in multiple global clinical trials as a potential best-in-class treatment for patients with multiple HER2-expressing cancers. Zymeworks is rapidly advancing a robust pipeline of wholly-owned product candidates, leveraging its expertise in both antibody-drug conjugates and multispecific antibody therapeutics targeting novel pathways in areas of significant unmet medical need. Phase 1 studies for ZW171 and ZW191 are now actively recruiting with investigational new drug applications for ZW220 and ZW251 planned for 2025. In addition to Zymeworks’ pipeline, its therapeutic platforms have been further leveraged through strategic partnerships with global biopharmaceutical companies. For information about Zymeworks, visit www.zymeworks.com and follow @ZymeworksInc on X.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” or information within the meaning of the applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include, but are not limited to, statements that relate to Zymeworks’ expectations regarding implementation of its strategic priorities, including those with respect to its pipeline and R&D strategy; preliminary and unaudited estimates of its cash, cash equivalents, and marketable securities; anticipated sufficiency of existing cash resources and certain anticipated regulatory milestone payments to fund Zymeworks’ planned operations into 2H-2027; future financial position; timing of milestones with respect to zanidatamab and other product candidates; potential therapeutic effects and commercial potential of zanidatamab and Zymeworks’ other product candidates; the anticipated benefits of the collaboration agreement with Jazz Pharmaceuticals; the anticipated benefits of Zymeworks’ agreements with BeiGene and its other collaborators; Zymeworks’ ability to receive additional payments pursuant to its collaboration agreements, including any future milestone payments and royalties; the commercial potential of zanidatamab and Zymeworks’ and its partners’ ability to obtain further regulatory approval of and successfully commercialize zanidatamab; the timing of and results of the interactions with regulators, including anticipated regulatory filings and the timing thereof; current and future partnerships and strategic collaborations; Zymeworks’ development of its product candidates and enrollment in its clinical trials; the timing and status of ongoing and future clinical trials and studies and presentation of related data; the ability to advance product candidates into later stages of development; the timing of anticipated IND submissions; and other information that is not historical information. When used herein, words such as “believe”, “future”, “anticipate”, “approximately”, “will”, “plans”, “may”, “potential”, “expect”, “should”, “continue”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation: Zymeworks’ assumptions and estimates regarding its financial condition may be incorrect; any of Zymeworks’ or its partners’ product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; Zymeworks may not achieve milestones or receive additional payments under its collaborations; regulatory agencies may impose additional requirements or delay the initiation of clinical trials; the impact of new or changing laws and regulations; market conditions; the impact of pandemics and other health crises on Zymeworks’ business, research and clinical development plans and timelines and results of operations, including impact on its clinical trial sites, collaborators, and contractors who act for or on Zymeworks’ behalf; zanidatamab may not be successfully commercialized; clinical trials and any future clinical trials may not demonstrate safety and efficacy of any of Zymeworks’ or its collaborators’ product candidates; Zymeworks may be unable to maintain or enter into new partnerships or strategic collaborations; and the other risks described under “Risk Factors” in Zymeworks’ Quarterly Report on Form 10-Q for its quarter ended September 30, 2024 (a copy of which may be obtained at www.sec.gov and www.sedar.com).

Furthermore, we are in the process of finalizing our financial results for the fourth quarter and fiscal year 2024, and therefore our finalized and audited results and final analysis of those results are not yet available. The preliminary expectations regarding year-end cash, cash equivalents, and marketable securities are the responsibility of management, are subject to management’s review and actual results could differ from management’s expectations. The actual results are also subject to audit by our independent registered public accounting firm and no assurance is given by our independent registered public accounting firm on such preliminary expectations. You should not draw any conclusions as to any other financial results as of and for the year ended December 31, 2024, based on the foregoing estimates.

Although Zymeworks believes that such forward-looking statements are reasonable, there can be no assurance they will prove to be correct. Investors should not place undue reliance on forward-looking statements. The above assumptions, risks and uncertainties are not exhaustive. Forward-looking statements are made as of the date hereof and, except as may be required by law, Zymeworks undertakes no obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances, or to reflect the occurrences of unanticipated events.

Investor inquiries:

Shrinal Inamdar

Senior Director, Investor Relations

(604) 678-1388

ir@zymeworks.com

Media inquiries:

Diana Papove

Senior Director, Corporate Communications

(604) 678-1388

media@zymeworks.com